PROMULGATED BY THE TEXAS REAL ESTATE COMMISSION (TREC) 11-07-2022

SELLER FINANCING ADDENDUM

TO CONTRACT CONCERNING THE PROPERTY AT

204 Henderson Street, Bonham, TX 75418
(Address of Property)

Agreements for Seller Financing can be complicated and may be subject to laws regulating loans. CONSULT AN ATTORNEY AND A FINANCIAL PROFESSIONAL BEFORE SIGNING. Seller may have accounting or reporting obligations concerning the Seller Financing. TREC rules prohibit real estate brokers and agents from giving legal advice. READ THIS ADDENDUM CAREFULLY.

A. **CREDIT DOCUMENTATION.** To establish Buyer's creditworthiness, Buyer shall deliver to Seller within_______days after the Effective Date of this contract, ❑ credit report ❑ verification of employment, including salary ❑ verification of funds on deposit in financial institutions ❑ current financial statement and ❑ ______________________________. Buyer hereby authorizes any credit reporting agency to furnish copies of Buyer's credit reports to Seller at Buyer's sole expense.

B. **BUYER'S CREDIT APPROVAL.** If the credit documentation described in Paragraph A is not delivered within the specified time, Seller may terminate this contract by notice to Buyer given at any time before all of the required credit documentation is furnished, and the earnest money will be paid to Seller. If the credit documentation is delivered, and Seller determines in Seller's sole discretion that Buyer's credit is unacceptable, Seller may terminate this contract by notice to Buyer within 7 days after expiration of the time for delivery or its actual delivery, whichever is later, and the earnest money will be refunded to Buyer. If Seller does not terminate this contract, Seller will be deemed to have approved Buyer's creditworthiness.

C. **PROMISSORY NOTE.** The promissory note in the amount of $ 212,550 (Note), included in Paragraph 3B of the contract payable by Buyer to the order of Seller will bear interest at the rate of _____% per annum and be payable at the place designated by Seller. Buyer may prepay the Note in whole or in part at any time without penalty. Any prepayments are to be applied to the payment of the installments of principal last maturing and interest will immediately cease on the prepaid principal. The Note will contain a provision for payment of a late fee of 5% of any installment not paid within 10 days of the due date. Matured unpaid amounts will bear interest at the rate of 18% per annum or at the highest lawful rate, whichever is less. The Note will be payable as follows: (check one box only)

❑ (1) In one payment due within one year after the date of the Note with interest payable ❑ at maturity ❑ monthly ❑ quarterly (check one box only).

❑ (2) In monthly installments of $ ______________ ❑ including interest ❑ plus interest (check one box only) beginning ____________________ after the date of the Note and continuing monthly thereafter for____________ months when the balance of the Note will be due and payable.

❑ (3) Interest only in monthly installments for the first ____________ month(s) and thereafter in installments of $________________ ❑ including interest ❑ plus interest (check one box only) beginning ___________________ after the date of the Note and continuing monthly thereafter for____________ months when the balance of the Note will be due and payable.

D. **DEED OF TRUST.** The deed of trust securing the Note will provide for the following:

(1) PROPERTY TRANSFERS: (check one box only)

☑ (a) Consent Not Required: The Property may be sold, conveyed or leased without the consent of Seller, provided any subsequent buyer assumes the Note.

❑ (b) Consent Required: If all or any part of the Property is sold, conveyed, leased for a period longer than 3 years, leased with an option to purchase, or otherwise sold (including any contract for deed), without Seller's prior written consent, which consent may be withheld in Seller's sole discretion, Seller may declare the balance of the Note to be immediately due and payable. The creation of a subordinate lien, any conveyance under threat or order of condemnation, any deed solely between buyers, or the passage of title by reason of the death of a buyer or by operation of law will not entitle Seller to exercise the remedies provided in this paragraph.

NOTE: *Under (a) or (b), Buyer's liability to pay the Note will continue unless Buyer obtains a release of liability from Seller.*

(2) CASUALTY INSURANCE: The deed of trust will provide that Buyer ❑ shall ❑ shall not obtain casualty insurance naming Seller as a mortgagee loss payee effective on the date of closing.

(3) TAX AND INSURANCE ESCROW: (check one box only)

☑ (a) Escrow Not Required: Buyer shall furnish Seller, before each year's ad valorem taxes become delinquent, evidence that all ad valorem taxes on the Property have been paid. Buyer shall annually furnish Seller evidence of any required paid-up casualty insurance.

❑ (b) Escrow Required: With each installment Buyer shall deposit in escrow with Seller a pro rata part of the estimated annual ad valorem taxes and any required casualty insurance premiums for the Property. Buyer shall pay any deficiency within 30 days after notice from Seller. Buyer's failure to pay the deficiency will be a default under the deed of trust. Buyer is not required to deposit any escrow payments for taxes and any required insurance that are deposited with a superior lienholder. Seller will provide Buyer with an annual accounting of the escrow account, use escrow deposits to pay taxes and any required insurance premiums in a timely manner if and to the extent funds are available in the escrow account, and hold the escrow deposit in a separate account. The escrow account ❑ will ❑ will not be serviced by a third-party servicer. ❑ Buyer ❑ Seller will pay the cost of escrow service.

(4) PRIOR LIENS: Any default under any lien superior to the lien securing the Note will be a default under the deed of trust securing the Note.

DocuSigned by: [signature] E9A5AB821293470...	DocuSigned by: NING SO A6BA5C010964D8...
Buyer	Seller
Buyer	Seller

PROMULGATED BY THE TEXAS REAL ESTATE COMMISSION (TREC) 11-04-2024

TREC
TEXAS REAL ESTATE COMMISSION

EQUAL HOUSING OPPORTUNITY

AMENDMENT
TO CONTRACT CONCERNING THE PROPERTY AT

204 Henderson Street. Bonham, TX
(Street Address and City)

Seller and Buyer amend the contract as follows: (check each applicable box)

☐ (1) The Sales Price in Paragraph 3 of the contract is:
A. Cash portion of Sales Price payable by Buyer at closing .... $__________
B. Sum of financing described in the contract .... $__________
C. Sales Price (Sum of A and B) .... $__________

☐ (2) In addition to any repairs and treatments otherwise required by the contract, Seller, at Seller's expense, shall complete the following repairs and treatments: (Notice: Paragraph 7 of the contract governs the completion, delivery of documentation, and transfer of warranties of repairs and treatments.)__________.

☐ (3) The date in Paragraph 9 of the contract is changed to __________, 20____.

☐ (4) The amount in Paragraph 12A(1)(b) of the contract is changed to ☐ $__________ or ☐ ____% of the Sales Price (check one box only).

☐ (5) The amount in Paragraph 12A(1)(c) of the contract is changed to $ __________.

☐ (6) The cost of lender required repairs and treatment, as itemized on the attached list, will be paid as follows: $ __________ by Seller; $ __________ by Buyer.

☐ (7) Buyer has paid Seller an additional Option Fee of $ __________ for an extension of the unrestricted right to terminate the contract on or before 5:00 p.m. on __________, 20____. This additional Option Fee ☐ will ☐ will not be credited to the Sales Price.

☐ (8) Buyer waives the unrestricted right to terminate the contract for which the Option Fee was paid.

☐ (9) The date for Buyer to give written notice to Seller that Buyer cannot obtain Buyer Approval as set forth in the Third Party Financing Addendum is changed to __________, 20____.

☑ (10) **Other Modifications**: (Real estate brokers and sales agents are prohibited from practicing law.)
Borrower series to be updated to ARK7 Properties Advance LLC - SERIES #IDUG0.

CONSULT AN ATTORNEY BEFORE SIGNING: TREC rules prohibit real estate brokers and sales agents from giving legal advice. READ THIS FORM CAREFULLY.

EXECUTED the ____ day of 1/9/2025 **, 20____ . (BROKER: FILL IN THE DATE OF FINAL ACCEPTANCE.)**

DocuSigned by:
Yizhen Zhao
E9A5AB82129347D...
Buyer

Seller

Buyer

Seller